UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report - December 5, 2005
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2005, US Geothermal Inc. entered into a fixed price Engineering, Procurement and Construction (“EPC”) Contract with Ormat Nevada Inc. (“Ormat”) to supply equipment and construct the first in a planned series of geothermal power plants at Raft River, Idaho. The EPC contract with Ormat was contemplated by a letter of intent between Ormat and the company executed earlier this year. Ormat is a subsidiary of Ormat Technologies Inc., a New York Stock Exchange listed company with over three decades of experience in the design, engineering, manufacturing, construction, and operation of geothermal power plants.

The EPC contract is for a lump sum price of $20,200,000 (exclusive of taxes) and provides performance warranties by Ormat. The plant design incorporates Ormat’s proprietary power generation technology with water cooling for maximum efficiency. The output of the plant should fully meet the power delivery requirements of the first 10 MW power sales agreement between U.S. Geothermal, Inc. and the Idaho Power Company.

The company retains responsibility for all other aspects of the phase one plant, including field development, permitting, and the engineering, procurement and construction of the substation, geothermal production and injection wells, and the gathering system. The company and Ormat may also continue negotiations for an “Adds-On Agreement” for some or all of such aspects of the project. There is no obligation to complete or execute the Add-On Agreement and the failure to do so will not impact any other rights or obligations of the parties under the EPC Agreement.

The company anticipates initial ordering for construction of the phase one plant will begin, at the company’s discretion, between February 1, 2006 and June 1, 2006, and the phase one plant would be placed in service nineteen months from the notice to proceed. Initial ordering will depend on, among other things, putting project financing in place. The company is currently in discussions with qualified institutions but has not yet finalized a commitment for financing.

The terms of the EPC contract also provide U.S. Geothermal and Ormat with the option to build the next two power plants at Raft River on substantially the same terms and conditions, including price, subject to subsequent changes in costs of materials and labor and any cost reduction benefits derived from potential economies of scale.

Item 7.01 Regulation FD Disclosure.

On December 7, 2005, the Company issued a press release announcing that it had entered into the agreement for engineering, procurement and construction of our phase one power plant facility. A copy of the press release is furnished as part of this Form 8-K and is attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference: In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished under Item 7.01 and the press release included as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Copy of Press Release Issued December 7, 2005

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 9, 2005	US Geothermal Inc.

	By:	/s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer